                     The Corporate Executive Board Company

                               3,000,000 Shares
                                 Common Stock
                               ($.01 par value)

                            Underwriting Agreement


                                                                   March 8, 2001

Deutsche Banc Alex. Brown Inc.
As Representative of the several Underwriters, c/o Deutsche Banc Alex. Brown Inc.
One South Street
Baltimore, Maryland 21202

Ladies and Gentlemen:

     The Selling Stockholders listed in Schedule II (the "Selling Stockholders") propose to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you are acting as Representative (the "Representative"), an aggregate of 3,000,000 shares of Common Stock, $.01 par value (the "Common Stock," being hereinafter called the "Underwritten Securities") of The Corporate Executive Board Company, a Delaware corporation (the "Company"). Certain of the Selling Stockholders also propose to grant to the Underwriters options to purchase up to an aggregate of 300,000 additional shares of Common Stock to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). Certain of the shares of Common Stock to be sold by the Selling Stockholders hereunder (the "Exercise Shares") shall be issued by the Company to the Selling Stockholders pursuant to the exercise of certain options (the "Selling Stockholder Options").

     To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used in this Underwriting Agreement shall mean you, as Underwriters, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this Underwriting Agreement are defined in Section 17 hereof.

          1.   Representations and Warranties.
               ------------------------------

          (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(i).

          (a) The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-55864) on

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     Form S-3, including related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission either (1) prior to the Effective Date of such registration statement, a further amendment to such registration statement (including the form of final prospectus) or (2) after the Effective Date of such registration statement, a final prospectus in accordance with Rules 430A and 424(b). In the case of clause (2), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the form of prospectus filed with such registration statement. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3. Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to any Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A, and prior to the termination of the offering of the Securities by the Underwriters.

          (b) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or
                 --------  -------
     warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in this Underwriting

                                      -2-
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     Agreement or in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not reasonably be expected to result in a material adverse effect on the financial condition, prospects or results of operations of the Company.

          (d) The Company's authorized, issued and outstanding equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained or incorporated by reference in the Prospectus; the outstanding shares of Common Stock (including the shares of Common Stock being sold pursuant to this Underwriting Agreement by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and nonassessable and the Securities being sold by the Selling Stockholders upon exercise of their options will, upon exercise of such options, be validly issued, fully paid and nonassessable; the Securities being sold by the Selling Stockholders have been approved for trading on the Nasdaq National Market subject to official notice of issuance; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase from the Company, agreements or other obligations of the Company to issue, or rights to convert any obligations of the Company into or exchange any securities of the Company for, shares of capital stock of or ownership interests in the Company are outstanding.

          (e) There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto or incorporated by reference therein, which is not described or filed as required.

          (f) This Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.

          (g) The Company is not an "investment company" required to be registered under the Investment Company Act of 1940, as amended.

          (h) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained by the Company in connection with the transactions contemplated herein, except such as have been obtained under the Act and the filing of the Prospectus pursuant to Rule 424(b) and such as may be required

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     under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

          (i) None of the exercise of the Selling Stockholder Options, the issue of the Exercise Shares by the Company, the sale of the Securities by the Selling Stockholders or the fulfillment by the Company and the Selling Stockholders of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the charter or by-laws of the Company; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties (excluding for purposes of this paragraph (i) federal and state securities laws and regulations).

          (j) Except as set forth in the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

          (k) The historical financial statements and schedules of the Company included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data, set forth under the captions "Summary Financial Data" and "Selected Financial Data" in the Prospectus and Registration Statement fairly present, on the basis stated in the Prospectus and the Registration Statement, the information included therein.

          (l) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Underwriting Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (m) The Company owns or leases all such properties as are necessary for the conduct of its operations as presently conducted.

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          (n)  The Company is not in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties, as applicable, which violation or default could reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company.

          (o) To the best of the Company's knowledge, Arthur Andersen LLP, who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

          (p) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof except in any case in which the failure so to file would not reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and has paid all taxes required to be paid by it as shown on such returns and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (q) No labor problem or dispute with the employees of the Company exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers, that could reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (r) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; all policies of insurance insuring the Company or its business, assets, employees, officers and directors are in full force and effect; the Company is in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by the Company under any such policy or instrument as to which any insurance company is denying liability or defending under a

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     reservation of rights clause; the Company has not been refused any insurance coverage sought or applied for; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (s) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, could reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (u) The Company has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (v) The Company has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company are eligible to participate and each such plan is in compliance with the presently applicable provisions of ERISA and such regulations and published interpretations, except for any failure to fulfill any such obligations, or failure to comply, that singly or in the aggregate would not reasonably be expected to have a material adverse effect on the financial condition, prospects or results of operations of the Company. The Company has not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of

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     ERISA, except for any such liability that would not reasonably be expected to result in a material adverse effect on the financial condition, prospects or results of operations of the Company.

          (w) Except as set forth in or contemplated by the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereto), (i) the Company has not incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company, and (ii) there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company, or any material adverse change, or any development having or which may reasonably be expected to have a material adverse change, in the financial condition, prospects or results of operations of the Company, whether or not arising from transactions in the ordinary course of business.

          Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

          (ii) Each Selling Stockholder represents and warrants to, and agrees with, each Underwriter that:

          (a) This Underwriting Agreement has been duly executed and delivered by or on behalf of such Selling Stockholder and constitutes a valid and binding obligation of such Selling Stockholder enforceable in accordance with its terms.

          (b) Such Selling Stockholder is, or, upon the exercise of the Selling Stockholder Options to be exercised by such Selling Stockholder, will be the lawful owner of the Securities to be sold by such Selling Stockholder under this Underwriting Agreement and upon sale and delivery of, and payment for, such Securities, as provided herein, such Selling Stockholder will convey to the Underwriters title to such Securities, free and clear of any adverse claims whatsoever.

          (c) Such Selling Stockholder has not taken, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (d) No consent, approval, authorization or order of any court or governmental agency or body is required to be obtained or made by such Selling Stockholder for the consummation by such Selling Stockholder of the transactions contemplated herein, except such as may have been obtained under the Act, the filing of the Prospectus pursuant to Rule 424(b) and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the

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     Underwriters in the manner contemplated herein and in the Prospectus and such other approvals as have been obtained.

          (e) Neither the sale of Securities to the Underwriters by such Selling Stockholder nor the fulfillment of the terms hereof by such Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the terms of any indenture or other agreement or instrument to which such Selling Stockholder is a party or bound, or any judgment, order or decree applicable to such Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Stockholder.

          Any certificate signed by any Selling Stockholder and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Stockholder, as to matters covered thereby, to each Underwriter.

          2.   Purchase and Sale.  (a)  Subject to the terms and conditions and
               -----------------
in reliance upon the representations and warranties set forth herein, each Selling Stockholder agrees, severally and not jointly, to sell to the Underwriters the number of Underwritten Securities set forth opposite the name of such Selling Stockholder in Schedule II hereto, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholders, at a purchase price of $30.25 per share, the number of the Underwritten Securities set forth opposite such Underwriter's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Selling Stockholders listed on Schedule IV to this Underwriting Agreement (the "Option Securities Selling Stockholders") hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to the number of Option Securities listed beside each such Option Securities Selling Stockholder's name on such Schedule IV at the same purchase price of $30.25 per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company and the Option Securities Selling Stockholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. Should said Underwriters' option be exercised only in part by the Underwriters, the number of Option Securities purchased from each Option Securities Selling Stockholder shall be reduced ratably so that the ratio of the number of Option Securities purchased from an Option Securities Selling Stockholder to the total number of Option Securities purchased from all Option Securities Selling Stockholders equals the ratio of the maximum number of Option Securities listed on Schedule IV as being offered by such Option Securities Selling Stockholder (on full exercise of the Underwriters' option) to the maximum aggregate number of Option Securities purchasable by the Underwriters from all of the Option Securities Selling Stockholders on full exercise of such Underwriters' option. However, in the case of a partial exercise of the

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Underwriters' option, you may make such adjustments to the number of Option
Securities to be purchased from each Option Securities Selling Stockholder (in order to eliminate any fractional shares) as you in your absolute discretion shall determine. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3.   Delivery and Payment.  Delivery of and payment for the
               --------------------
Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on March 13, 2001, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement among the Representative, the Selling Stockholders and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the respective purchase prices of the Securities being sold by each of the Selling Stockholders to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

          Each Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Stockholder, and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

          If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Stockholders will deliver the Option Securities (at the expense of the Selling Stockholders) to the Representative, at One South Street, Baltimore, Maryland, on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Selling Stockholders by wire transfer payable in same-day funds to the accounts specified by the Selling Stockholders. If settlement for the Option Securities occurs after the Closing Date, the Company and the Selling Stockholders will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          4.   Offering by Underwriters.  It is understood that the several
               ------------------------
Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

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          5.   Agreements.
               ----------

          (i)  The Company agrees with the several Underwriters that:

          (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereto, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission, or transmitted by a means reasonably calculated to result in filing with the Commission, pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative
     (1) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective; (2) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission; (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective; (4) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information; (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose; and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

          (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act in connection with the offering of the Securities, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representative of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

          (c) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

          (d) The Company will furnish to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto and documents incorporated by reference therein) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representative may reasonably request.

          (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative reasonably may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do
     --------
     business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

          (f) The Company will not, without the prior written consent of Deutsche Banc Alex. Brown Inc., for a period of 90 days following the Execution Time, offer, sell or contract to sell or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, or announce the offering of, or file a Registration Statement with the Commission in respect of, any other shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock; provided, however, that the Company may file one or more
                   --------  -------
     registration statements on Form S-8 and may issue and sell Common Stock or make any awards pursuant to any employee stock option plan, stock ownership or purchase plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time and the Company may issue shares of Common Stock or securities convertible into, or exercisable or exchangeable for, shares of Common Stock in connection with an acquisition of or merger with another corporation or the acquisition of assets or properties thereof, provided,
                                                                     --------
     that the holders of any such securities shall be subject to the transfer restrictions set forth in Section 5(ii)(a) hereof.

          (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (ii) Each Selling Stockholder agrees with the several Underwriters that:

          (a) Such Selling Stockholder will not, without the prior written consent of Deutsche Banc Alex. Brown Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of
     Section 16 of the Exchange Act with respect to, any shares of Common Stock of the Company or any securities convertible into or exercisable or exchangeable for such Common Stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Underwriting Agreement, other than sales, transfers or other distributions in transactions that are not required to be registered under the Act, including charitable contributions, gifts and sales to third parties, provided that the transferee agrees to be bound by a restriction on further
     --------
     transfers substantially similar to the restriction set forth in this
     Section 5(ii)(a).

          (b) Such Selling Stockholder will not take any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

          (c) Such Selling Stockholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement or the Prospectus relating to the Selling Stockholder.

          (d) Such Seller Stockholder will pay the costs and expenses relating to the following matters in the same proportion as the number of Securities sold by such Selling Stockholder bears to the total number of Securities sold by all of the Selling Stockholders:

     (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage and air freight charges) of such copies of the Registration Statement, Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the issuance of the

     Exercise Shares or the sale of the Securities by the Selling Stockholders;
     (iv) the printing (or reproduction) and delivery of this Underwriting Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (vi) any registration or qualification of the Securities for offer and sale under the securities laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholders; and (x) all other costs and expenses incident to the performance by the Company and the Selling Stockholders of their obligations under this Underwriting Agreement.

          6.   Conditions to the Obligations of the Underwriters.  The
               -------------------------------------------------
obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Stockholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder and to the following additional conditions:

          (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representative agrees in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or (ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed, or transmitted by a means reasonably calculated to result in filing with the Commission, in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.

          (b) The Company shall have caused Gibson, Dunn & Crutcher LLP, counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the General Corporation Law of the State of

     Delaware, with corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of New York and the District of Columbia;

          (ii) the Company's authorized equity capitalization is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the shares of Common Stock underlying the Selling Stockholder Options have been duly authorized; the outstanding shares of Common Stock (including the Securities being sold under the Underwriting Agreement by the Selling Stockholders) have been duly authorized and validly issued and are fully paid and nonassessable; the holders of outstanding Shares of Common Stock are not entitled to preemptive or other rights to subscribe for the Securities;

          (iii) such counsel has not been engaged by the Company to give substantive attention to, or to represent it in connection with, any pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus;

          (iv) the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made, or the Prospectus and any supplements thereto have been transmitted by a means reasonably calculated to result in filing with the Commission, in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or threatened; and the conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied;

          (v) this Underwriting Agreement has been duly authorized, executed and delivered by the Company;

          (vi) the Company is not an "investment company" required to be registered under the Investment Company Act of 1940, as amended;

          (vii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be obtained or made by the Company under the laws of the United States of America in connection with the sale of the Securities to the Underwriters in the manner contemplated in this Underwriting Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in the Underwriting Agreement and in the Prospectus and such other approvals (specified in such opinion) as have been obtained; and

          (viii) none of the exercise of the Selling Stockholder Options, the issue of the Exercise Shares, the sale of the Securities by the Selling Stockholders, or the fulfillment by the Company and the Selling Stockholders of the terms of this Underwriting Agreement will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (a) the charter or by-laws of the Company, (b) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument identified to such counsel in a certificate by the Company as being material to which the Company is a party or bound or to which its property is subject, or (c) any statute, law, rule, regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its properties (excluding for purposes of this paragraph (viii) federal and state securities laws and regulations).

          In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent auditors of the Company and your representatives and counsel at which the contents of the Registration Statement and the Prospectus were discussed. Such counsel also may state that because the purpose of their professional engagement was not to establish or confirm factual matters and because the scope of their examination of the affairs of the Company did not permit them to verify the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, they are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus. Such counsel also shall state that, on the basis of the foregoing, except for the financial statements and schedules and other financial and statistical data included therein, as to which such counsel need express no opinion or belief: (a) such counsel is of the opinion that the Registration Statement at the time it became effective appeared on its face to comply as to form in all material respects with the applicable requirements of the Act and the rules thereunder; and (b) no facts have come to such counsel's attention that lead such counsel to believe that (i) the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Prospectus as of the date thereof and as of the date of such opinion contained or contain an untrue statement of a material fact or omitted or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. On the basis of the foregoing, no facts have come to such counsel's attention that lead such counsel to believe that (i) there are any outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company, except as set forth in the Prospectus or
(ii) there is any franchise, contract or other document of a character required to be described or incorporated by reference in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described, incorporated by reference or filed as required.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

          (c) The Selling Stockholders shall have caused Gibson, Dunn & Crutcher LLP, counsel for the Selling Stockholders, to have furnished to the Representative their opinion dated the Closing Date and addressed to the Representative, to the effect that:

          (i) to the knowledge of such counsel, the Underwriting Agreement has been duly executed and delivered by or on behalf of the Selling Stockholders; and

          (ii) to the knowledge of such counsel, the delivery by each Selling Stockholder to the several Underwriters of certificates for the Securities being sold under the Underwriting Agreement by such Selling Stockholder against payment therefor as provided in the Underwriting Agreement, will pass title to such Securities to the several Underwriters, free and clear of all adverse claims whatsoever.

In rendering such opinion, such counsel may rely as to matters of fact, to the extent they deem proper, on certificates of the Selling Stockholders and public officials.

          (d) The Representative shall have received from Piper Marbury Rudnick & Wolfe LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company and each Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (e) The Company shall have furnished to the Representative a certificate of the Company, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplements to the Prospectus and this Underwriting Agreement and that:

          (i) the representations and warranties of the Company in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

          (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto).

          (f) Each Selling Stockholder shall have furnished to the Representative a certificate, signed by or on behalf of such Selling Stockholder, dated the Closing Date, to the effect that (i) the signer of such certificate has carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Underwriting Agreement, (ii) the representations and warranties of each Selling Stockholder in this Underwriting Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date and (iii) the Selling Stockholder has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

          (g) The Company shall have caused Arthur Andersen LLP to have furnished to the Representative, at the Closing Date, a letter, dated as of the Closing Date, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the applicable published rules and regulations thereunder, and stating in effect that:

          (i) in their opinion the audited financial statements and financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

          (ii) on the basis of carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and any committees of the Company; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to December 31, 2000, nothing came to their attention which caused them to believe that:

               (1) with respect to the period subsequent to December 31, 2000, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the December 31, 2000 balance sheet included in the Registration Statement and the Prospectus, or for the period from January 1, 2001 to such specified date there were any decreases, as compared with the corresponding period in the preceding fiscal quarter, in net revenues or income before income taxes or in total or per share amounts of net income, income from operations and interest income of the Company, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representative; and

               (2) the information included in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial
     Data) and Item 302 (Supplementary Financial Information) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Prospectus Summary", "Risk Factors", "Capitalization", "Selected Financial Data", "Management's Discussion and Analysis of Results of Financial Condition and Results of Operation" and "Business" in the Prospectus, agrees with the accounting records of the Company, excluding any questions of legal interpretation.

     References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

          (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or
     (ii) any change, or any development involving a prospective change, in or affecting the financial condition or results of operations of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

          (i) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representative.

          (j) On or prior to the Execution Time, the National Association of Securities Dealers, Inc. shall have approved the Underwriters' participation in the distribution of the Securities to be sold by the Selling Stockholders.

          (k) At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each person listed on Schedule III hereto.

          (l) Prior to the Closing Date, the Company and the Selling Stockholders shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters under this Underwriting Agreement, or, in the case of any condition to the purchase of Option Securities on a settlement date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative at any time at or prior to the Closing Date or such settlement date, as applicable. Notice of such cancellation shall be given to the Company and each Selling Stockholder in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the offices of Piper Marbury Rudnick & Wolfe LLP, counsel for the Underwriters, at 6225 Smith Avenue, Baltimore, Maryland 21209-3600, on the Closing Date.

          7.     Reimbursement of Underwriters' Expenses.  If the sale of the
                 ---------------------------------------
Securities provided herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i) hereof or because of any refusal, inability or failure on the part of the Company or any Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Deutsche Banc Alex. Brown Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

          8.     Indemnification and Contribution.  (a)  The Company agrees to
                 --------------------------------
indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or in the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the
                                               --------  -------
Company will not be liable in any such
case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (b) Each Selling Stockholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Stockholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Stockholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Stockholder may otherwise have.

          (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Stockholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Stockholder acknowledge that, under the heading "Underwriting", (i) the sentences related to the offer and sale by the Underwriters and (ii) the paragraphs related to short sales, stabilization, syndicate covering transactions and penalty bids, in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

          (d)    Promptly after receipt by an indemnified party under this
     Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph
     (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided,
                                                                  --------
     however, that such counsel shall be satisfactory to the indemnified party.
     -------
     Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (e)  In the event that the indemnity provided in paragraph (a), (b) or
     (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Stockholders and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively "Losses") to which the Company, each of the Selling Stockholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative fault of the Company, each of the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations; provided, however, that in no case
                                              --------  -------
     shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Stockholders or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Stockholders and the

     Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (f), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

          (f) The liability of each Selling Stockholder under such Selling Stockholder's representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this
     Section 8 shall be limited to an amount equal to the public offering price of the Securities sold by such Selling Stockholder to the Underwriters.

          9.   Default by an Underwriter.  If any one or more Underwriters shall
               -------------------------
     fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Underwriting Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of
     --------  -------
     Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Underwriting Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Stockholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Underwriting Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Stockholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10.  Termination.  This Underwriting Agreement shall be subject to
               -----------
     termination in the absolute discretion of the Representative, by notice given to the

     Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market, (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or National Market,
     (iii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of America of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

          11.  Representations and Indemnities to Survive.  The respective
               ------------------------------------------
agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Selling Stockholder and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Stockholder or the Company or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

          12.  Notices.  All communications under this Underwriting Agreement
               -------
will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to Deutsche Banc Alex. Brown Inc., One South Street, Baltimore, Maryland 21202; Attention: Syndicate Manager, with a copy to Deutsche Banc Alex. Brown Inc., 31 West 52/nd/ Street, New York, New York 10019, Attention: General Counsel; or, if sent to the Company or any Selling Stockholder, will be mailed, delivered or telefaxed to (202) 777-5100 and confirmed to it at 2000 Pennsylvania Avenue, N.W., Washington, D.C. 20006, Attention: Legal Department.

          13.  Successors.  This Underwriting Agreement will inure to the
               ----------
benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in
Section 8 hereof, and no other person will have any right or obligation hereunder.

          14.  Applicable Law.  This Underwriting Agreement will be governed by
               --------------
and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          15.  Counterparts.  This Underwriting Agreement may be signed in one
               ------------
or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          16.  Headings.  The section headings used in this Underwriting
               --------
Agreement are for convenience only and shall not affect the construction hereof.

          17.  Definitions.  The terms which follow, when used in this
               -----------
Underwriting Agreement, shall have the meanings indicated.

          "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

          "Commission" shall mean the Securities and Exchange Commission.

          "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "Execution Time" shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

          "Losses" shall have the meaning set forth in 8(f).

          "Preliminary Prospectus" shall mean any preliminary prospectus with respect to the offering of the Securities referred to in paragraph 1(i)(a) above and any preliminary prospectus with respect to the offering of the Securities included in the Registration Statement at the Effective Date that omits Rule 430A Information.

          "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

          "Registration Statement" shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

          "Representative" shall mean the addressee of this Underwriting Agreement.

          "Rule 424", "Rule 430A" and "Rule 462" refer to such rules under the Act.

          "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

          "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in
     Section 1(a)(i) hereof.

          "Securities" shall mean the Underwritten Securities and the Option Securities.

          "Selling Stockholders" shall mean the persons named on Schedule II to this Underwriting Agreement.

          "Underwriting Agreement" shall mean this agreement relating to the sale of the Securities by the Selling Stockholders to the Underwriters.

          "Underwriters" shall mean the several underwriters named in Schedule I to this Underwriting Agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                                   Very truly yours,

                                   The Corporate Executive Board Company

                                   By:         /s/ Clay M. Whitson
                                      ------------------------------------------
                                   Name:  Clay M. Whitson
                                   Title:     Chief Financial Officer


                                   Selling Stockholders listed on Schedule II

                                   By:             /s/ Clay M. Whitson
                                      ------------------------------------------
                                   Attorney-in-Fact


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


Deutsche Banc Alex. Brown Inc.


By:      /s/ David B. Hartzell
    --------------------------------
    Name:    David B. Hartzell
    Title:   Managing Director

For itself and the other
several Underwriters
named in Schedule I to the foregoing
Underwriting Agreement.

                                  SCHEDULE I
                                  ----------



                                                        Number of Underwritten
Underwriters                                          Securities to be Purchased
------------                                          --------------------------

Deutsche Banc Alex. Brown Inc..................                 3,000,000



                                                                ---------
                               Total...........                 3,000,000

                                  SCHEDULE II
                                  -----------



                                                          Number of Underwritten
Selling Stockholders                                       Securities to be Sold
--------------------                                      ----------------------

Robert C. Hall.......................................              30,000
David W. Kenny.......................................              17,000
Stephen G. Pagliuca..................................              40,000
Harold L. Siebert....................................             302,950
Jeffrey D. Zients....................................             100,000
Jeffereson J. F. Baker...............................             180,600
John A. Benevides....................................               5,514
Peter J. Buer........................................              58,190
Vikram Capoor........................................              59,628
Eric L. Carter.......................................               3,500
Sally A. Chang.......................................             163,230
Christopher A. DeConti...............................              55,690
James D. Fenton......................................              30,000
Christy K. Forest....................................              12,500
Peter Freire.........................................             127,110
Julie E. Gess........................................              53,664
Caren M. Gordon......................................               2,500
Nicole Joffe.........................................               4,918
Michael A. Klein.....................................              21,000
Michael P. Kostoff...................................             127,110
Alan B. Landis.......................................               5,420
Peter F. Lauer.......................................             138,342
Mark D. Little.......................................               5,500
James J. McGonigle...................................             300,000
William B. McKinnon..................................              90,884
Christopher G. Miller................................              55,378
Thomas L. Monahan....................................              57,500
Matthew S. Olson.....................................             108,360
Paul R. O'Neill......................................              44,460
Timothy M. Pollard...................................              38,710
Kurt J. Reisenberg...................................              20,682
Conrad P. Schmidt....................................               9,000
Elizabeth A. Smith...................................              48,874
Jerome D. Sorkin.....................................              76,490
Ursula Stauch........................................              63,472
Jessica M. Sweeney...................................              33,148
Derek C. M. van Bever................................             110,000

Cara A. Walinsky.....................................              48,874
Pope B. Ward.........................................              20,000
Clay M. Whitson......................................              90,000
Scott M. Winslow.....................................              69,268
Bruce M. Young.......................................              41,120
Paul C. Amoruso......................................              30,000
David P. Apgar.......................................              25,000
Jonathan N. Dyke.....................................               6,500
Mary C. Maycock......................................               5,000
Robert P. Wourms.....................................               5,000
Derek T. Frost.......................................               4,250
Srinivasan Soundararajan.............................               4,250
Seth L. Verry........................................               3,514
Mark Bourgeois.......................................               2,500
Jaime Capella........................................               2,500
Jean Martin..........................................               2,500
James C. Edgemond....................................               2,250
Lily Bradford........................................               1,750
Tricia Brennan.......................................               1,750
Brian Opsah..........................................               1,750
Eileen Smith.........................................               1,750
Leigh Suskin (Goldberg)..............................               1,750
Leah H. Johnson......................................               1,500
Martha S. Piper......................................               1,450
Eric Braun...........................................               1,250
Ken Bruder...........................................               1,250
David Evans..........................................               1,250
Robert Fisher........................................               1,250
Allison Guidette.....................................               1,250
Richard Henderson....................................               1,250
Karl Kropp...........................................               1,250
Marten Leijon........................................               1,250
Natalia Peart-Newkirk................................               1,250
Bill Whitt...........................................               1,250
Ben Abramovitz.......................................               1,000
Adam Bowman..........................................                 750
Lane Ryan............................................                 750
Andrea Simkins.......................................                 750
Su Thomas............................................                 750
Dave Williams........................................                 750
Mike Antonio.........................................                 500
Ryan Bloom...........................................                 950
Eric Coffey..........................................                 500
Rebecca Cooper.......................................                 500
Rick Cruz............................................                 500

Alex DeCapitani......................................                 500
Matt Dixon...........................................                 500
John Fishback........................................                 500
Julie McCance........................................                 500
Eve Meceda...........................................                 500
Kaori Ogino..........................................                 500
Joshua Slusarz.......................................                 500
Umang Varma..........................................                 500
Dan Jones............................................                 250
                                                                ---------
                        Total........................           3,000,000

                                 SCHEDULE III
                                 ------------
                           Persons Executing Letters
                           -------------------------
                           Pursuant to Section 6(k)
                           ------------------------
                         of the Underwriting Agreement
                         -----------------------------

                                Robert C. Hall
                                David W. Kenny
                              Stephen G. Pagliuca
                               Harold L. Siebert
                               Jeffrey D. Zients
                            Jeffereson J. F. Baker
                               John A. Benevides
                                 Peter J. Buer
                                 Vikram Capoor
                                Eric L. Carter
                                Sally A. Chang
                            Christopher A. DeConti
                                James D. Fenton
                               Christy K. Forest
                                 Peter Freire
                                 Julie E. Gess
                                Caren M. Gordon
                                 Nicole Joffe
                               Michael A. Klein
                              Michael P. Kostoff
                                Alan B. Landis
                                Peter F. Lauer
                                Mark D. Little
                              James J. McGonigle
                              William B. McKinnon
                             Christopher G. Miller
                               Thomas L. Monahan
                               Matthew S. Olson
                                Paul R. O'Neill
                              Timothy M. Pollard
                              Kurt J. Reisenberg
                               Conrad P. Schmidt
                              Elizabeth A. Smith
                               Jerome D. Sorkin
                                 Ursula Stauch
                              Jessica M. Sweeney
                             Derek C. M. van Bever
                               Cara A. Walinsky
                                 Pope B. Ward
                                Clay M. Whitson

                               Scott M. Winslow
                                Bruce M. Young
                                Paul C. Amoruso
                                David P. Apgar
                               Jonathan N. Dyke
                                Mary C. Maycock
                               Robert P. Wourms
                                Derek T. Frost
                           Srinivasan Soundararajan
                                 Seth L. Verry
                                Mark Bourgeois
                                 Jaime Capella
                                  Jean Martin
                               James C. Edgemond
                                 Lily Bradford
                                Tricia Brennan
                                  Brian Opsah
                                 Eileen Smith
                            Leigh Suskin (Goldberg)
                                Leah H. Johnson
                                Martha S. Piper
                                  Eric Braun
                                  Ken Bruder
                                  David Evans
                                 Robert Fisher
                               Allison Guidette
                               Richard Henderson
                                  Karl Kropp
                                 Marten Leijon
                             Natalia Peart-Newkirk
                                  Bill Whitt
                                Ben Abramovitz
                                  Adam Bowman
                                   Lane Ryan
                                Andrea Simkins
                                   Su Thomas
                                 Dave Williams
                                 Mike Antonio
                                  Ryan Bloom
                                  Eric Coffey
                                Rebecca Cooper
                                   Rick Cruz
                                Alex DeCapitani
                                  Matt Dixon
                                 John Fishback

                                 Julie McCance
                                  Eve Meceda
                                  Kaori Ogino
                                Joshua Slusarz
                                  Umang Varma
                                   Dan Jones
                              Michael A. D'Amato

                                  SCHEDULE IV
                                  -----------



                                                               Maximum Number of
Name                                                           Option Securities
----                                                           -----------------

Jeffrey D. Zients..........................................          202,950
Harold L. Siebert..........................................           97,050
                                                                     -------
                    Total..................................          300,000

                                                                       EXHIBIT A

                     The Corporate Executive Board Company
                     -------------------------------------
                        Public Offering of Common Stock
                        -------------------------------


                                                                 March ___, 2001

Deutsche Banc Alex. Brown Inc.
One South Street
Baltimore, Maryland  21202

Ladies and Gentlemen:

     This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between The Corporate Executive Board Company, a Delaware corporation (the "Company"), and you as Representative of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Deutsche Banc Alex. Brown Inc., offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than sales, transfers or other distributions in transactions that are not required to be registered under the Act, including charitable contributions, gifts and sales to third parties, provided that the transferee agrees to be bound by a restriction on further
--------
transfers substantially similar to the restriction set forth herein.

     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                             Yours very truly,

                                             By:________________________________
                                             Name:
                                             Address: